As filed with the Securities and Exchange Commission on June 16, 1999
                                       Registration No. 333-68155-99
  =================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                        PG&E CORPORATION
     (Exact name of registrant as specified in its charter)

         California                   94-3234914
(State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)

           One Market, Spear Street Tower, Suite 2400
                 San Francisco, California 94105
       (Address of principal executive offices) (zip code)

 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION SAVINGS FUND PLAN
                  FOR NON-MANAGEMENT EMPLOYEES
 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION SAVINGS FUND PLAN
                    FOR MANAGEMENT EMPLOYEES
                    (Full title of the Plans)

                      Gary P. Encinas, Esq.
                     One Market, Spear Tower
                            Suite 400
                 San Francisco, California 94105
             (Name and address of agent for service)

Telephone number, including area code, of agent for service:
                            (415) 817-8201

The PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Management Employees merged into the PG&E Corporation Retirement Savings Plan effective May 1, 1999. This Post-Effective Amendment No. 1 to Registration Statement No. 333-68155 is being filed solely to deregister 500,000 unsold shares of PG&E Corporation common stock, and an indeterminate amount of corresponding plan interests, previously registered for offer and sale to the participants in the PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Management Employees. The registration of 500,001 shares of PG&E Corporation common stock, together with an indeterminate amount of corresponding plan interests, for offer and sale to the participants in PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Non-Management Employees remains unaffected by this Post-Effective Amendment No. 1.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to Registration Statement No. 333-68155 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 15th day of June, 1999.

                                   PG&E CORPORATION
                                     (Registrant)

                                        GARY P. ENCINAS
                                   By ---------------------------
                                        GARY P. ENCINAS
                                        Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to Registration Statement No.
333-68155 has been signed by the following persons in the capacities indicated and on the dates indicated.

          Signatures               Title             Date

A.   Principal Executive
     Officer

     *ROBERT D. GLYNN, JR.   Chairman of the    June 15, 1999
                             Board, President,
                             and Chief
                             Executive Officer

B.   Principal Financial
      Officer

     *MICHAEL E. RESCOE    Senior Vice President
                          and Chief Financial   June 15, 1999
                              Officer

C.   Controller or
     Principal Accounting
     Officer

     *CHRISTOPHER P. JOHNS  Vice President
                            and Controller      June 15, 1999

D.        Directors                             June 15, 1999

          *ROBERT D. GLYNN, JR.  )
          *RICHARD A. CLARKE     )
          *H. M. CONGER          )
          *MARY S. METZ          )

          *JOHN C. SAWHILL       )
          *WILLIAM S. DAVILA     )
          *REBECCA Q. MORGAN     )
          *DAVID A. COULTER      )Directors
          *C. LEE COX            )
          *RICHARD B. MADDEN     )
          *BARRY LAWSON WILLIAMS )
          *DAVID M. LAWRENCE     )
          *CARL E. REICHARDT     )

          GARY P. ENCINAS
* By ------------------------------
          (Gary P. Encinas,
          Attorney-in-Fact Pursuant to Securities and Exchange
          Commission Rule 478 and Powers of Attorney filed as
          Exhibit 24.1 to Registration Statement No. 333-68155)


      The Plans. Pursuant to the requirements of the Securities Act of 1933, the administrators of the Plans listed below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 15th day of June, 1999.



                         PG&E CORPORATION RETIREMENT SAVINGS PLAN
                         AS SUCCEESOR TO THE PG&E GAS
                         TRANSMISSION, NORTHWEST CORPORATION
                         SAVINGS FUND PLAN FOR MANAGEMENT
                         EMPLOYEES


                           By  BRUCE R. WORTHINGTON
                              -----------------------
                              Bruce R. Worthington
                              Chairman, Employee Benefit
                              Committee

                         PG&E GAS TRANSMISSION, NORTHWEST
                         CORPORATION SAVINGS FUND PLAN FOR NON-
                         MANAGEMENT EMPLOYEES


                           By  JAMES M. RICHTER
                              --------------------
                              James M. Richter
                              Chairman, Adminsitrative Committee